UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2009

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in charter)

OREGON	0-13442	93-0786033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8005 S.W. BOECKMAN ROAD WILSONVILLE, OR	97070-7777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 685-7000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2009, the Board of Directors of the Company approved amendments to the Company’s Bylaws, effective as of January 1, 2010. The principal change to the Bylaws was an amendment to Section 1.2 (formerly Section 1.3) to eliminate the requirement that a special meeting of shareholders be called upon the demand of holders of 10% of the outstanding shares of our common stock. The former Bylaw provision was consistent with the corresponding requirement of Oregon law. The 2009 Oregon Legislature amended Oregon law, effective as of January 1, 2010, to eliminate for publicly traded corporations any minimum percentage of shareholders that must be allowed to demand a special meeting, thereby making Oregon law consistent with Delaware law on the point. Various other sections of the Bylaws were amended to make changes conforming to the elimination of the right of shareholders to demand a special meeting, and certain other immaterial technical updates of Bylaw language were also made. A copy of the Bylaws, as amended, is attached hereto as Exhibit 3.B.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.B	Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR GRAPHICS CORPORATION
(Registrant)

Date: December 15, 2009	By:	/s/ DEAN M. FREED
Dean M. Freed
Vice President and General Counsel

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